Exhibit 99.1

[FLORIDA BANKS, INC. LOGO]	News

CONTACTS:	Charles E. Hughes, Jr.	T. Edwin Stinson, Jr.
	President and CEO	Chief Financial Officer
	Direct — 904/332-7777	Direct — 904/332-7772
	E-mail chughes@flbk.com	E-mail estinson@flbk.com

FLORIDA BANKS, INC. TO BE ACQUIRED BY THE SOUTH FINANCIAL GROUP

JACKSONVILLE, Fla. (March 17, 2004) – Florida Banks, Inc. (NASDAQ/NM: FLBK) today announced a definitive agreement to be acquired by The South Financial Group, Inc. (NASDAQ/NM: TSFG) in an all-stock transaction. Florida Banks operates seven banking centers in seven counties and has approximately $944 million in assets at December 31, 2003. Post merger, Florida Banks’ operations will be conducted through TSFG’s Florida banking subsidiary, Mercantile Bank.

     Under the terms of the agreement, Florida Banks’ shareholders will receive 0.77 shares of The South Financial Group for each share of Florida Banks, subject to certain minimum price levels for TSFG’s common stock. Based on TSFG’s closing price of $29.66 on March 17, 2004, this represents $22.84 for each common share of Florida Banks. The transaction is subject to regulatory and Florida Banks’ shareholder approvals.

     Charles E. Hughes, Jr., President and Chief Executive Officer of Florida Banks, stated, “The Florida Banks’ team is very enthusiastic about becoming part of The South Financial Group. Our management team and Board respects what TSFG has accomplished in Florida. Our companies operate in many of the same markets and we are very familiar with TSFG’s employees from working together at various stages in our careers. Both Florida Banks and TSFG share a focus of delivering exceptional service to small and medium-sized businesses located in high-growth markets. We have said that if we were to ever merge with another institution that it would be in a scenario where our level of customer service would not diminish. TSFG is one of only a few institutions, if not the only one, where the level of service will actually be enhanced. We look forward to being a significant contributor to the ongoing success of The South Financial Group. This is a winning combination for our shareholders, our customers, and the communities we both serve.”

     “We have been a shareholder in Florida Banks since its founding and know the management team very well,” said Mack I. Whittle, Jr., President and CEO of The South Financial Group. “We have built our Florida franchise by bringing together strong banks and management teams who share our vision of delivering outstanding, personalized service to customers. Florida Banks fit into this franchise is exceptional. The benefits of the merger extend beyond the seamless geographic fit and the ability to deliver our services through top-notch employees. Florida Banks brings a unique, high-touch lending strategy that we believe will enhance our own lending efforts in all our Florida markets. Also, given how well our current branch network surrounds Florida Banks’ banking centers, we will be able to offer a much broader range of banking products to Florida Banks’ loyal customer base. It’s a compelling match for our company and one that will be additive to long-term shareholder value.”

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FLBK To Be Acquired by TSFG

March 17, 2004

     “I have been involved in Florida banking for 30 years,” said Andrew B. Cheney, President of Mercantile Bank, TSFG’s Florida banking subsidiary. “I came to The South Financial Group knowing that we could create a community-oriented bank that provided a broad array of products with a level of service and convenience to a customer base that was no longer being well served by the larger banks. We have had tremendous success toward achieving these objectives. I cannot say enough good things about how well-rounded the franchise will be with the additions of CNB Florida and Florida Banks. We have solidified our presence in the robust Northeast Florida markets and have added additional high quality loan production strength throughout our Florida franchise. The potential of those additions, with our already strong franchise, is really powerful.”

     Florida Banks, Inc. is a Jacksonville-based holding company for a statewide community banking system in many of Florida’s largest and fastest-growing markets. The Company’s community banking approach emphasizes responsive and personalized service to its customers at a level normally reserved for only the very best customers of large banks. Local banking affiliates of Florida Banks, Inc. offer a range of traditional banking products and services to small and medium-sized businesses and professionals. Florida Banks, Inc. also provides personal banking services for the owners and executives of those businesses. The Company operates full-service banking offices in Tampa, Jacksonville, Alachua County (Gainesville), Broward County (Ft. Lauderdale), Pinellas County (St. Petersburg/Clearwater/Largo), Marion County (Ocala), and West Palm Beach.

     The South Financial Group is a financial services company headquartered in Greenville, South Carolina, which had total assets of approximately $10.7 billion at December 31, 2003. TSFG operates two primary subsidiary banks, Carolina First Bank and Mercantile Bank, which conduct operations through approximately 135 branch offices in South Carolina, Florida and North Carolina. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina and North Carolina and on the Internet under the brand name, Bank CaroLine. Mercantile Bank operates in Florida, principally in the Jacksonville, Orlando and Tampa Bay markets. The South Financial Group’s common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group’s website: www.thesouthgroup.com.

     The South Financial Group will host a conference call on Thursday, March 18, 2004 at 9:00 a.m. ET to discuss the acquisition of Florida Banks and answer analyst questions. It will also provide a live webcast of the call, which may be accessed through The South Financial Group’s Internet site at www.thesouthgroup.com under the Investor Relations tab. Additional material information, including forward-looking statements such as future projections, may be discussed during the presentation. To participate in the conference call, please call 1-888-405-5393 or 1-484-630-4135 using the access code “The South.” A seven-day rebroadcast of the call will be available via 1-800-873-2051 or 1-402-220-5370. The South Financial Group will also provide a copy of the presentation in the Investor Relations section of its website.

FLBK To Be Acquired by TSFG

March 17, 2004

     Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition, interest rate sensitivity, exposure to regulatory and legislative changes and other uncertainties detailed from time to time in Florida Bank’s Securities and Exchange Commission filings.

     The foregoing may be deemed to be offering materials of TSFG in connection with TSFG’s proposed acquisition of Florida Banks, on the terms and subject to the conditions in the Agreement and Plan of Merger, dated March 17, 2004, between TSFG and Florida Banks. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission (“SEC”). Shareholders of Florida Banks and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which TSFG will file with the SEC in connection with the proposed merger because it will contain important information about TSFG, Florida Banks, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from TSFG and Florida Banks.

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